EXHIBIT 99.1
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                                  PRESS RELEASE
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WESTERN MICRO                                             FOR IMMEDIATE RELEASE

For more information contact:
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P. Scott Munro                                    James W. Dorst
President and CEO                                 Chief Financial Officer
Western Micro Technology, Inc.                    Western Micro Technology, Inc.
408-341-4767                                      408-341-4745
smunro@westernmicro.com                           jdorst@westernmicro.com



WESTERN MICRO TECHNOLOGY, ANNOUNCES PRELIMINARY SECOND
QUARTER RESULTS

Campbell, California, July 16, 1997 - Western Micro Technology, Inc. (Nasdaq National Market - WSTM), today announced that preliminary results for the second quarter ended June 30, 1997, will be lower than expected.

Management estimates that consolidated net revenues for the quarter will be approximately $39 million, resulting in earnings per share of between $0.07 and $0.09. The Company anticipates announcing final results for the quarter on July 24, 1997.

According to the Company, Western Micro's second quarter results were less than anticipated due to the consolidation of several company locations in Southern California into a single facility, the move of the Company's main warehouse and integration operations to a larger building in Fremont, California, senior management resource dilution in significant acquisition-related activities, and the delay in completing an anticipated private equity financing.

Commenting on the results, P. Scott Munro, Chief Executive Officer and President, said "While we are obviously disappointed by the quarterly results, we believe that the factors underlying our shortfall are unique to the quarter. Our plans for future growth and acquisitions remain unchanged."

Western Micro Technology, Inc., invites members of the investment community to participate in a conference call to discuss our preliminary financial results for the second quarter ended June 30, 1997. The call will commence at 5:30 PM Eastern Standard Time on Wednesday, July 16. If you would like to participate, please dial 800-230-1096. An instant replay of the call will be available through July 24, 1997. The replay number is 800-475-6701, Code 348855.

Western Micro Technology is an innovative, value-added distributor providing solutions, sales and services to VARs, Integrators and OEMs. Western Micro excels as the distributor


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of choice of the sophisticated, high-level VARs who insist on working with the best products supported by top-notch technical and marketing professionals. Leading manufacturers such as IBM, NCR, Data General, Unisys and SCO have established strong business relationships with Western Micro. In turn, Western Micro provides its customers with the dedicated sales, marketing, financial and technical capabilities necessary to support these world class product lines. For further information, visit our web site at www.westernmicro.com.

When included in this Press Release, the words "expects", "intends", "anticipates", "plans", "projects", and "estimates", and analogous or similar expressions are intended to identify forward-looking statements. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. These forward-looking statements speak only as of the date of this Press Release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

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Western Micro Technology, Western Micro, and the Western Micro logo are registered trademarks of Western Micro Technology, Inc. All other company and/or product names are respective property of their prospective holders and should be treated as such.


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